Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (“Agreement”) is between me, Warren Boley (for myself, my spouse, family, agents, and attorneys) (jointly, “me” or “I”) and Aerojet Rocketdyne, Inc. (the “Company”).

1.            Recitals:  I am currently employed by the Company, and it is now the desire and intention of both me and the Company to terminate the employment relationship.  The Company agrees to provide me with certain compensation that I would not otherwise be entitled to receive upon the termination of my employment with the Company, and to settle and resolve all potential claims and disputes which I have or may have against the Company and Released Parties. Therefore, in consideration of my promises made herein, the Company and I agree as follows:

2.            Termination of Employment and Board Seats:

a.           Effective February 13, 2015 (“Termination Date”), my employment with the Company and its parent, subsidiary, and affiliated entities is terminated.  My termination will be classified as a termination without cause.  I will not apply for employment with the Company in the future in any position or capacity, and I will not be reemployed by the Company in the future.

b.           The Company will pay me my 2014 STIP, in the amount of Two Hundred Seventy Thousand Seven Hundred Eighty-four Dollars ($270,784), at the same time as STIP payments are paid to the Company’s executives generally.  This payment will be made to me even if I do not sign this Agreement.  I will not be eligible for a STIP payment for 2015.

c.           Effective February 13, 2015, I will cease to be a Director of the following entities and will cease to hold any position whatsoever on their respective Boards of Directors:  Aerojet International, Inc., Aerojet Investments Ltd., Aerojet Ordnance Tennessee, Inc., Aerojet Rocketdyne of DE, Inc., Aerojet Rocketdyne, Inc., Arde, Inc., Arde-Barinco, Inc., Chemical Construction Corporation, Cordova Chemical Company, Cordova Chemical Company of Michigan, GT & MC, Inc., and TKD, Inc.

3.            Acknowledgments:  The Company’s agreement to provide any consideration under this Agreement is also specifically conditioned on my representations that:

a.           I have not suffered any on-the-job injury for which I have not already filed a claim;

b.           I have properly reported all hours that I have worked and I have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid me in the past, except for unpaid amounts or benefits expressly payable under the terms of this Agreement; and

c.           I further represent and agree that as of the date I signed this Agreement, I have taken all steps required of me, or required of the Company with respect to matters of which I am aware, to comply with the provisions of the Sarbanes-Oxley Act (“SOX”) and to provide accurate quarterly SOX 302 Certifications.  I am not aware of any instance in which the Company, GenCorp Inc., or any company listed in Section 2 has not complied with SOX.

Initials:
Boley: WMB
Company:  EAZ

4.            Separation Benefits – Consideration by the Company:  If I sign and do not revoke this Agreement, in return for my promises and acknowledgments herein, the Company will provide me with the following Separation Benefits set forth in this Section, which consideration I would not otherwise be entitled to receive, and which consideration is conditioned on my signing this Agreement.  By signing and not revoking I will receive the following Separation Benefits:

a.           Long-term Incentive Plan (“LTIP”):

                                              i.            The Company will accelerate the vesting of the 24,939 performance shares that would otherwise be subject to vesting based on the Company’s fiscal 2015 performance to the date following the last date that I may revoke my execution of this Agreement; and

                                              ii.           Even though my employment with the Company has terminated, the Company will amend the 50,000 time-based shares from my initial offer letter that were scheduled to vest July 23, 2015 so as to accelerate the vesting to the date following the last date that I may revoke my execution of this Agreement.

                                              iii.          I will forfeit all of my other equity awards, including but not limited to:  (a) up to 6,650 shares from the November 2013 grant that have a November 22, 2016 vesting date; (b) up to 42,329 shares from the March 2014 grant that have a vesting date in January 2017 based on the Company’s 2016 performance; and (c) 7,055 shares from the March 2014 grant that have an April 7, 2017 vesting date.

b.           Base Salary Continuation:  My regular base salary of Sixteen Thousand Two Hundred Sixty-three Dollars ($16,263.00) per pay period, less required withholding and other legal deductions, will be paid out for twenty-six (26) pay periods, commencing with the Company payroll period in which March 30, 2015 falls.

c.           COBRA Payments:  The Company will pay my monthly COBRA premium payment for the medical, dental, and vision coverage that I held as of February 13, 2015 through the earlier of (i) twelve (12) months following my Termination Date; or (ii) the date that I commence other employment and qualify for health insurance coverage.

d.           Outplacement Services:  The Company will make available to me an outplacement services package selected and paid by the Company if I notify Elizabeth Zacharias, Vice President, Human Resources, of my interest in participating no later than March 23, 2015.

e.           The Company will report all Separation Benefits given to me under Sections 4.a. through 4.c. of this Agreement on my IRS Form W-2 as required by applicable law.

f.           The Separation Benefits given to me under Sections 4.a. through 4.d. of this Agreement will not be taken into account in determining my rights or benefits under any retirement, benefits, or other program.

Initials:
Boley: WMB
Company:  EAZ

g.           I acknowledge that I am not otherwise entitled to the Separation Benefits reflected in Section 4, and the Company would not have given me this settlement absent the representations and promises I am making by signing this Agreement.  I also acknowledge that nothing in this Agreement will require the Company to continue any benefit or compensation program, plan, or policy which it currently maintains for its employees, and the Company may at any time modify, amend, or discontinue any such program, plan, or policy.

h.           I will forfeit my entitlement to Separation Benefits if I violate any material term of this Agreement.

i.            Except as expressly provided in Sections 4.a. through 4.c. above, I will cease to be eligible to participate under any retirement, and other compensation or benefit plans of the Company or any parent or affiliate upon my Termination Date.  Thereafter, I will have no rights under any of those plans, except I will have my legally-mandated rights, if any, to COBRA continuation coverage as to any Company-provided benefit plan in which I am eligible to participate.  Any unvested equity awards that I have under the Company’s long-term incentive programs will expire on the Termination Date, except as provided in Section 4.a.

j.            Section 409A Compliance:  The Company and I intend that any amounts or benefits payable or provided under this Agreement comply with the provisions of Section 409A of the Internal Revenue Code and the Treasury regulations relating thereto so as not to subject me to the payment of the tax, interest, and any tax penalty which may be imposed under Code Section 409A.  The provisions of this Agreement shall be interpreted in a manner consistent with such intent.  In furtherance thereof, to the extent that any provision hereof would otherwise result in my being subject to payment of tax, interest, and tax penalty under Code Section 409A, the Company and I agree to amend this Agreement, to the extent possible, in a manner that brings this Agreement into compliance with Code Section 409A and preserves to the maximum extent possible the economic value of the relevant payment or benefit under this Agreement to me.  I understand that the Company does not warrant or guarantee any specific tax treatment, and I hereby release and hold harmless the Company, its directors, officers, and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees, or other liability incurred by me as a result of the application of Code Section 409A.

5.            General Release of All Claims:  As a material inducement to the Company to enter into this Agreement, I agree as follows:

a.           Release of Claims:  I irrevocably and unconditionally release all of the Claims described in Section 5.b. that I have had, now have or may have against the Released Parties listed in Section 5.d., except those excluded by Section 5.e. of this Agreement.

b.           Claims Released:  The Claims I am releasing under this Agreement include all known and unknown claims, promises, causes of action, or similar rights of any type that I presently may have, have had or in the future have based upon any act or omission arising on or before the date I sign this Agreement (“Claims”) with respect to any Released Party listed in Section 5.d.  I understand that I am releasing any and all claims that might arise under national, state, or local laws (including statutes, regulations, other administrative guidance, and common law doctrines), including but not limited to the following:

Initials:
Boley: WMB
Company:  EAZ

Anti-discrimination statutes as amended, such as the Age Discrimination in Employment Act of 1967, which prohibits discrimination based on age; Title VII of the Civil Rights Act of 1964 and Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, religion, and/or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act and state and local laws, which prohibit discrimination based on disability and failure to reasonably accommodate disability; the California Fair Employment and Housing Act; and any other federal, state, or local laws which prohibit retaliation, discrimination, and harassment in employment on the basis of actual or perceived race, color, religion, sex, sexual orientation, ancestry, national origin, physical or mental disability or medical condition, marital status or age, or association with a person who has, or is perceived to have, any of those characteristics, or failure to accommodate pregnancy, disability, religious observance or any other legally protected characteristic, status, or activity.

Federal and state employment statutes as amended, such as the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Occupational Safety and Health Act of 1970, which protects employee health and safety; the Family and Medical Leave Act, which mandates certain leaves of absence; the Fair Labor Standards Act, which regulates minimum wages, overtime, and other aspects of pay and work hours; the National Labor Relations Act, which protects employees from unfair labor practices and provides rights for protected activity; the California Labor Code, which regulates wages, hours, and other working conditions; and any other federal laws relating to employment, such as veterans’ reemployment rights laws.

Other laws as amended, such as any federal, state, or local laws restricting an employer’s right to terminate employees, or otherwise regulating employment; enforcing express or implied employment contracts; requiring an employer to deal with employees fairly or in good faith; prohibiting retaliation or retaliatory actions; providing recourse for alleged wrongful discharge, demotion, failure to promote or transfer, or loss of seniority; providing recourse for any tort, physical or personal injury, intentional and negligent infliction of emotional distress, fraud or false promise, negligent misrepresentation, promissory estoppel, interference with contract or prospective economic advantage, or defamation; providing compensatory damages, punitive damages, interest, costs, or attorneys’ fees; and/or allowing similar or related claims.

c.           Unknown Claims:  I understand that I am releasing Claims that I may not know about.  That is my knowing and voluntary intent even though I recognize that someday I might regret having signed this Agreement.  Nevertheless, I am assuming that risk and I agree that this Agreement will remain effective in all respects in any such case.  I expressly waive and release all rights I might have under any law that is intended to protect me from waiving unknown Claims (such as California Civil Code Section 1542).  I understand the significance of doing so.  California Civil Code Section 1542 states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Initials:
Boley: WMB
Company:  EAZ

d.           Released Parties:  The Released Parties are (i) the Company; (ii) its current and former parent, subsidiary, and affiliated entities, including Gencorp.; and (iii) with respect to each entity referenced in (i) and (ii), their predecessors and successors.  The Released Parties further include all of the past, present, and future directors, officers, and employees in their official and in their individual capacities; all stockholders, trustees, owners, attorneys, representatives, assigns, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs) of each entity listed in (i) through (iii) in this subsection, and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection, and their successors.

e.           Claims Not Released:  It is my intention to release all Claims that I have or may have, except (i) my right to enforce this Agreement; (ii) my right, if any, to vested pension and 401(k) benefits; (iii) my right to file an application or claim for unemployment insurance benefits; (iv) my right to recover on claims I have tendered for payment under medical, dental, vision and disability insurance plans; (v) my right to COBRA healthcare benefits for which I must pay if I am qualified and interested; (vi) any rights I may have under applicable workers’ compensation laws that I cannot release as a matter of law; and (vii) any claim under the Age Discrimination in Employment Act of 1967 based upon any act that occurs (or failure to act that occurs) after the date this Agreement is signed by me.  I also understand that this Agreement does not release claims that cannot be released as a matter of law, but only to the extent that they cannot be released as a matter of law.

6.            Challenge to Validity, Truthful Testimony Under Oath and Communication with Government Agency:  Nothing in this Agreement, including but not limited to the provisions in Sections 7.e. and 7.f. below, (a) limits or affects my right to challenge the validity of this Agreement, including a challenge under the Age Discrimination in Employment Act of 1967 or Older Workers Benefit Protection Act; (b) in any way interferes with my right and responsibility to give truthful testimony under oath; or (c) precludes me from participating in an investigation, filing a charge, or otherwise communicating with any federal, state, or local government office, official or agency, including but not limited to the Equal Employment Opportunity Commission, Department of Labor, and National Labor Relations Board.  However, I promise never to seek or accept any damages, remedies, or other relief for me personally with respect to any Claims released by Section 5 of this Agreement.

7.            Representations and Promises:  As a material inducement to the Company to enter into this Agreement, I acknowledge and agree to each of the following material representations:

a.           Return of the Company’s Property:  I have returned all of the Company’s property of any kind, including without limitation, both originals and all copies of electronic and printed documents and other records (whether prepared by me or others), computer software, computer equipment, mobile or smartphones, credit cards, keys, badges, and any other materials or personal property belonging to the Company that I had in my possession or control.  I have cleared all expense accounts, repaid everything that I owe the Company, including but not limited to employee loans, relocation and/or education reimbursement expenses, and all amounts I personally owe on Company-provided credit cards or accounts (such as cell phone accounts).

Initials:
Boley: WMB
Company:  EAZ

b.           Receipt of All Wages, Benefits, and Reimbursements Owed to Me:  Before I signed this Agreement, the Company had paid all wages, commissions, bonuses, incentive pay, other forms of compensation, benefits, expense reimbursements, accrued but unused vacation, and all other monies that it owed to me, other than the payments promised to me under Section 4 of this Agreement.

c.           No Reliance on Representations Not in This Agreement:  I am not relying on any representations that are not contained in this Agreement.

d.           No Assignment of Claims:  I have not assigned or given away any of the Claims I am releasing.

e.           Representation That I Have Not Filed Any Claim and Agreement to Withdraw or Dismiss All Proceedings:  I represent that I have not filed any Claim against any of the Released Parties listed in Section 5.d. that has not previously been resolved to my satisfaction, and I am not aware of any lawsuit, complaint, charge, action, compliance review, investigation, or proceeding asserting any Claim that I have released.  I agree that if I ever learn of one, I will promptly dismiss it or withdraw from it with prejudice and waive my right to any monetary recovery except as provided in Section 4.  I further agree that I will not pursue or accept any further benefit or consideration from any source whatsoever with respect to any Claim against the Company or any of the Released Parties.  To the extent permitted by law, I promise not to consent to become a member of any class or collective group, or a party to any multi-party action or proceeding, in which any Claim released by this Agreement is asserted against the Company or any of the Released Parties.  If I am made a member of a class or collective group in any such class, collective or multi-party action or proceeding without my prior knowledge and consent, I agree to opt out of the class and/or collective group at my first opportunity to do so.

f.           Cooperation:  Both before and after my Termination Date, I agree to (i)  cooperate with the Company regarding the transition of my work responsibilities; (ii) cooperate with the Company and the Released Parties and their counsel and assist them in any litigation, proceeding, or dispute involving any of them with respect to matters that were within my knowledge or responsibility during my employment with the Company; and (iii) make myself available for questions relating to my services for and employment with the Company.  I agree (i) to meet with the Company’s representatives, its counsel, or other designees at mutually convenient times and places with respect to any items within the scope of this subsection; (ii) to provide truthful testimony to any court, agency, or other adjudicatory body; (iii) to notify the Company within three (3) business days if I am contacted by any adverse party or by any representative of an adverse party; and (iv) not to assist any adverse party or any adverse party’s representatives, except as may be required by law, provided, however, that nothing in this subsection shall in any way limit my right and responsibility to give truthful testimony under oath or to interfere with my rights under Section 6 of this Agreement.

g.           Trade Secrets and Confidential Information:  I acknowledge that during my employment, I may have had access to trade secrets and confidential information about (i) the Company; (ii) its parent, subsidiary, and affiliated entities; (iii) the customers and third parties of the entities listed in (i) and (ii) who provided information in confidence and may possess other proprietary rights; and (iv) the products, services, employees, customers, and methods of doing business, including but not limited to files, customer lists, pricing lists, financial information, technical data, marketing information and plans, legal issues, employee information, employee relations issues, employee complaints and/or grievances, information related to employee compensation, and business processes of the entities listed in (i) through (iii).  I agree that I will not disclose any information relating to the trade secrets or confidential information of the entities listed in (i) through (iii) which has not already been disclosed to the general public, and I will not retain any copies, duplicates, reproductions, or excerpts of same.  The provisions of my Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit A, and any other written agreements I entered into with the Company pertaining to patents, confidential information, trade secrets, and the like shall remain in full force and effect and are incorporated into this Agreement.

Initials:
Boley: WMB
Company:  EAZ

h.           Nonsolicit and Noncompete: In consideration of the benefits provided herein, I agree to abide by the restrictions set forth in (i) and (ii) below:

                                              (i)          For the period I am receiving base salary continuation under Section 4.b. of this Agreement, I will not, without the prior written consent of the Company, directly or indirectly: (1) solicit or encourage any employee or consultant of the Company or any of its parent, subsidiary, or affiliated entities to terminate his/her employment or contractual relationship or accept any other employment; or (2) provide any information regarding any employee or consultant of the Company or any of its parent, subsidiary, or affiliated entities, and any predecessor thereto, to any person, including, but not limited to recruiters and prospective employers.

                                              (ii)         For the period I am receiving salary continuation under Section 4.b. of this Agreement, I will not compete with the business of the Company or any of its parent, subsidiary, or affiliated entities, directly or indirectly, including without limitation managing, being employed by, controlling, or operating any competing business.

i.            Remedies for Breach of Sections 7.g. and 7.h.:  In addition to any other remedies or relief that may be available, I agree that the minimum damages for each breach of Section 7.g. or 7.h. will be a liquidated sum equal to the attorneys’ fees each Released Party incurs as a result of the breach, which is a reasonable estimate of the value of the time the Released Party is likely to have to spend seeking a remedy for the breach.  I further agree that the Company would be irreparably harmed by any actual or threatened violation of this Agreement that involves disclosures or disclosure or use of confidential information or trade secrets or solicitation of employees, customers, or suppliers, and that the Company would be entitled to an injunction prohibiting me from committing any such violation.

j.            False Claims Representations and Promises: I have disclosed to the Company any information, including electronically stored information and documents, I have concerning any conduct involving the Company or any parent, subsidiary, or affiliated entity that I have any reason to believe may be unlawful or that involves any false claims to the United States.  I promise to cooperate fully in any investigation the Company or any affiliate undertakes into matters occurring during my employment with the Company or any affiliate.  I understand that nothing in this Agreement prevents me from cooperating with any U.S. government investigation.  In addition, to the fullest extent permitted by law, I hereby irrevocably assign to the U.S. government any right I might have to any proceeds or awards in connection with any false claims proceedings against the Company or any parent, subsidiary, or affiliated entity.

k.           My Representations:  All of the representations I am making in this Agreement are true.  If I initially did not think any representation I am making in this Agreement was true or if I initially was uncomfortable making it, I resolved all my doubts and concerns before signing this Agreement.

Initials:
Boley: WMB
Company:  EAZ

l.           Non-Disparagement:  To the extent permitted by law, I agree that I will not provide information or make any statement to the “media” (or any representative of the media) regarding the Company or any Released Party that criticizes, denigrates, or otherwise disparages the Company or any other Released Party.  The term “media” includes but is not limited to radio, television, film, internet, and social media such as Twitter and Facebook.  I further agree that I will not make any written statement, or cause anyone else to make any written statement, to anyone that criticizes, denigrates, or otherwise disparages the Company or any other Released Party, or that impairs the goodwill, reputation, or business of the Company or the Released Parties.  This Section does not in any way interfere with my right and responsibility to give truthful testimony under oath or to any government agency.

8.            Arbitration of Disputes:  The terms of my Mutual Agreement to Arbitrate Claims, which is attached hereto as Exhibit B, remains in full force and effect, is incorporated into this Agreement, and is applicable to any dispute arising under this Agreement.

9.            Disputes:  The prevailing party in any dispute arising out of this Agreement will be entitled to recover from the other party all reasonable attorneys’ fees and related costs and expenses incurred in the prosecution or defense of such dispute or claim.

10.          No Admission of Wrongdoing by Any Party:  This Agreement is not an admission of wrongdoing by the Company or any other Released Party, nor is it an admission of any wrongdoing by me.

11.          Binding on Heirs, Executors, Successors, and Assigns:  This Agreement will be binding upon me and upon the Company, and upon our respective heirs, executors, successors, and assigns.

12.          Governing Law, Jurisdiction, and Venue:  This Agreement will be governed by and construed according to federal law and the laws of the State of California applicable to contracts made and to be performed entirely within California.  Exclusive jurisdiction and venue for any dispute, claim, or action related to this Agreement shall be in Sacramento County, California.

13.          Severability:  If a court or other binding legal authority finds that any provision in this Agreement is invalid, the invalidity will not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications.

14.          Entire Agreement:  This Agreement is the entire agreement relating to any Claims or future rights that I might have with respect to the Company and the Released Parties.  This Agreement supersedes any prior agreements, understandings, obligations, or representations between the Parties, oral or otherwise, pertaining to the subject matter of this Agreement; all such prior agreements, understandings, obligations, or representations are null and void except the following shall remain in full force and effect, and I will continue to be bound by their terms:  my Employee Proprietary Information and Inventions Agreement attached hereto as Exhibit A, and my Mutual Agreement to Arbitrate Claims attached as Exhibit B, as well as the Company’s policies on Business Conduct and Conflict of Interest.  This Agreement only may be amended or terminated by a written agreement signed by me and by the Company’s Chief Executive Officer on the Company’s behalf.

Initials:
Boley: WMB
Company:  EAZ

15.          Knowing and Voluntary Agreement and Consideration of Release; Waiver of Rights under the Age Discrimination in Employment Act:  I acknowledge that, before signing this Agreement, I was given at least twenty-one (21) days in which to consider this Agreement.  I waive any right I might have to additional time within which to consider this Agreement.  I further acknowledge that:  (i) I took advantage of the time I was given to consider this Agreement before signing it; (ii) I carefully read this Agreement; (iii) I fully understand all of its terms; (iv) I am knowingly and voluntarily entering into this Agreement (i.e., free from fraud, duress, coercion, or mistake of fact); (v) I am receiving valuable consideration in exchange for my execution of this Agreement that I would not otherwise be entitled to receive; and (vi) the Company, in writing, encouraged me to discuss this Agreement with my attorney (at my own expense) before signing it, I had an adequate opportunity to do so, and I did so to the extent I deemed appropriate.  I understand that I am not waiving any claim under the Age Discrimination in Employment Act of 1967 based upon any act that occurs (or failure to act that occurs) after the date this Agreement is signed by me.

16.          Notices:  I will send any notices or other written documents required by this Agreement to Elizabeth Zacharias, VP, Human Resources, Aerojet Rocketdyne, Inc., Building 20-019, Sacramento, California (or its then-current address listed in public records if it has moved from this address).  The Company will send any notices or other written documents required by this Agreement to me at the address I have written below my signature on this Agreement.

17.          My Right to Revoke Agreement:  I understand that I may revoke this Agreement for a period of up to seven (7) calendar days following the date I sign this Agreement.  In order to revoke this Agreement, I must deliver or send by registered mail a signed notice of revocation to Elizabeth Zacharias, VP, Human Resources, Aerojet Rocketdyne, Inc., at the address set forth in Section 16, no later than the end of the seventh calendar day after the day on which I signed this Agreement.  In the event I revoke this Agreement, I will not receive any of the Separation Benefits set forth in Section 4 of this Agreement and none of its terms will go into effect.

18.          Effective Date:  This Agreement will become effective on the eighth (8th) day after the date that I sign it.

Initials:
Boley: WMB
Company:  EAZ

TAKE THIS AGREEMENT HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT.  IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS, AND ITS ARBITRATION-OF-CLAIMS REQUIREMENT WAIVES YOUR RIGHT TO A JURY TRIAL.  IF YOU WISH, YOU SHOULD CONSULT YOUR ATTORNEY.  YOU SHOULD TAKE ADVANTAGE OF THE FULL 21-DAY PERIOD YOU ARE BEING GIVEN TO CONSIDER THIS AGREEMENT.

YOU MAY REVOKE THIS AGREEMENT IF YOU REGRET HAVING SIGNED IT.  TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO ELIZABETH ZACHARIAS, VP, HUMAN RESOURCES, AEROJET ROCKETDYNE, INC., BUILDING 20-019, SACRAMENTO, CALIFORNIA, NO LATER THAN THE END OF THE SEVENTH CALENDAR DAY AFTER THE DATE ON WHICH YOU SIGNED IT.  IF YOU REVOKE THIS AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE SEPARATION BENEFITS DESCRIBED IN IT.

MARCH 23, 2015 IS THE DEADLINE FOR YOU TO DELIVER A SIGNED COPY OF THIS AGREEMENT TO ELIZABETH ZACHARIAS AT THE ABOVE ADDRESS.  IF YOU FAIL TO DO SO, YOU WILL NOT RECEIVE THE SEPARATION BENEFITS DESCRIBED IN IT.

*DO NOT SIGN THIS AGREEMENT BEFORE THE TERMINATION DATE*

ACCEPTED AND AGREED TO BY EMPLOYEE:		ACCEPTED AND AGREED TO BY THE COMPANY:

I have read, do understand and voluntarily agree to the provisions of this Agreement.		I have read, do understand and voluntarily agree to the provisions of this Agreement. I am authorized to sign this Agreement on behalf of the Company.
/s/ Warren M. Boley, Jr.
Signature of Employee		/s/ Elizabeth A. Zacharias
Signature of Company
Warren M. Boley, Jr.
Print Name of Employee

Address:	4081 Errante Dr.	Elizabeth Zacharias, Vice President Human
Resources
El Dorado Hills, CA 95762
March 5, 2015
Date of Signature
Date of Employee’s Signature

Initials:
Boley: WMB
Company:  EAZ

Exhibit A

Exhibit B